UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 23, 2003

NATIONAL VISION, INC.
(Exact name of registrant as specified in its charter)

Commission File No: 0-20001

Georgia	58-1910859
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

296 Grayson Highway
Lawrenceville, Georgia 30045

(770)-822-3600
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

ITEM 5.          OTHER EVENTS.

                The 2003 annual meeting of shareholders will be held at the offices of the Company located at 296 Grayson Highway, Lawrenceville, Georgia on August 21, 2003. We expect to mail our annual report and proxy statement in connection with this meeting on or about July 18, 2003. Any shareholder proposals for the 2003 annual meeting (other than for the nomination and election of directors) must be submitted to the Secretary of the Company no later than July 14, 2003 in order to be considered for inclusion in the Company’s 2003 proxy materials.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL VISION, INC.

By: /s/ Angus Morrison
Angus Morrison Senior Vice President Chief Financial Officer
June 23, 2003